Exhibit 23.2
Consent Letter from Independently Registered Public Accountants
MRV Communication, Inc.
20415 Nordhoff Street,
Chatsworth, CA 91311
U.S.A
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 28, 2007, relating to the consolidated financial statements of Fiberxon, Inc., for the each year for the three-year period ended December 31, 2006, which is contained in that Prospectus
We also consent to the reference to us under the caption “Experts” in the Prospectus.
BDO Shenzhen Dahua Tiancheng CPAs
December 21, 2007